UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2009

McDONALD’S CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of McDonald’s Corporation (the “Company”) approved a grant of equity incentives, including restricted stock units, or “RSUs,” under the Company’s Amended and Restated 2001 Omnibus Stock Ownership Plan (the “Plan”) to Mr. Denis Hennequin, a “named executive officer” in the Company’s most recent proxy statement.

The RSUs cliff vest after three years, subject to a performance-based vesting condition linked to the level of compounded annual growth in diluted earnings per share, or “EPS,” achieved by the Company during the three-year vesting period. The EPS target approved by the Committee for the RSUs is 6% compounded annual EPS growth. If less than 1% compounded growth is achieved, none of the RSUs will vest. If EPS growth is at or above the 1% threshold but below the 6% target, a portion of the RSUs will vest in proportion to the level of EPS growth achieved.

Mr. Hennequin’s grant of RSUs was effective on the same date as grants to other employees residing in France.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: May 18, 2009	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President – Associate General Counsel and Assistant Secretary

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